FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): SEPTEMBER 30, 2003

AZZ incorporated

(Exact name of Registrant as specified in its charter)

TEXAS	1-12777	75-0948250
(State or Other Jurisdiction of Incorporation or Organization)	Commission File No.	(I.R.S. Employer Identification Number)

University Center 1, Suite 200

1300 South University Drive

Fort Worth, TX 76107

(Address of principal executive offices,

Including zip code)

Registrant’s Telephone Number, including Area Code: (817) 810-0095

ITEM 5. OTHER EVENTS

AZZ incorporated (the “Registrant”) has reached an agreement in principal to amend its Amended and Restated Revolving and Term Credit Agreement dated as of November 1, 2001 (as since amended the “Credit Agreement”) with Bank of America, N. A. (the “Administrative Agent”) and other lenders (the “Lenders”) in order to maintain the highest level of liquidity and better align its credit facility with the current business environment. This amendment would amend certain terms and provisions of the Credit Agreement by reducing the number of banks in the current banking facility from five banks to three banks, by reducing the Registrant’s Revolving Credit Commitment from $45 million to $20 million, extending the Leverage Ratio, as defined in the Credit Agreement, of 2.50:1 through 2/27/05 and 2.25:1 for the period ending 2/28/05 and thereafter, adjusting the Fixed Charge Coverage Ratio, as defined in the Credit Agreement, to 1.10:1 for the periods ending 8/31/03 through 2/27/05 and to 1.25:1 for the period ending 2/28/05 and thereafter, and eliminating the Minimum Quarterly EBITDA covenant which is calculated on the last day of each month for the three month period then ended (the “EBITDA Covenant”). The EBITDA Covenant requires EBITDA of not less than $4,000,000 beginning with the three month period ended September 30, 2003 and ending with the month ended January 31, 2005 and not less than $4,500,000 for the period beginning with the month ended February 28, 2005 and thereafter. EBITDA means the sum of (i) Consolidated Net Income as defined in the Credit Agreement, plus (ii) the sum of all amounts deducted there from during such period in conformity with generally accepted accounting principles, for interest, taxes, depreciation, and amortization. In order to allow time for the documentation and signing of the amendment between the Registrant and the Administrative Agent and Lenders, the Administrative Agent and Lenders have waived compliance by the Registrant with the EBITDA Covenant, for and only for the three-month period ending on September 30, 2003. While Registrant will not be in compliance with the EBITDA Covenant for that three-month period, the Agent and Lenders have agreed that the noncompliance by the Registrant with such Section for such period shall not constitute a default under the Credit Agreement. It is anticipated that this amendment will be executed by no later than October 31, 2003, the next date at which the minimum three month EBITDA Covenant is measured under the Credit Agreement.

ITEM 7. EXHIBITS

The following exhibit is filed as part of this report.

Exhibit 10	(50)	Waiver of Amended and Restated Revolving and Term Loan Credit Agreement dated September 29, 2003.

FORWARD LOOKING STATEMENTS

Except for the statements of historical fact, this release may contain forward-looking statements that involve risks and uncertainties some of which are detailed from time to time in documents filed by the Company with the SEC. Those risks and uncertainties include, but are not limited to: changes in customer demand and response to products and services offered by the Company, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets the Company serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement the Company’s growth strategy. The Company can give no assurance that such forward-looking statements will prove to be correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated

DATE: 9/30/03	By: /s/ Dana Perry
Dana Perry Vice President Finance Chief Financial Officer